Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER RESULTS

BETHESDA, MD, April 21, 2010 – LaSalle Hotel Properties (NYSE: LHO) today reported a net loss to common shareholders of $25.8 million, or ($0.40) per diluted share for the quarter ended March 31, 2010, compared to a net loss of $18.9 million, or ($0.46) per diluted share for the first quarter of 2009.

For the quarter ended March 31, 2010, the Company generated funds from operations (“FFO”) of $1.5 million versus $8.6 million for the first quarter of 2009. On a per diluted share basis, FFO for the quarter was $0.02, compared to $0.21 for the same period of 2009.

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2010 were $14.8 million as compared to $21.3 million for the first quarter of 2009.

Net loss, FFO and EBITDA for the first quarter of 2010 included $1.5 million of transaction costs related to the Company’s acquisition of the Sofitel Washington, DC Lafayette Square.

Room revenue per available room (“RevPAR”) in the first quarter of 2010 was $95.86, which was a decrease of 9.8 percent compared to the same period of 2009. Average daily rate (“ADR”) declined 11.1 percent from the first quarter of 2009 to $154.96, while occupancy increased 1.4 percent to 61.9 percent. Excluding the impact of the inauguration in 2009, RevPAR for the portfolio decreased 6.4 percent in the first quarter of 2010.

“While we continue to expect 2010 to be a challenging year, we are encouraged by the recent improvement in demand within the industry and our portfolio,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our hotels are experiencing steady increases in booking activity in both the group and transient segments.”

The Company’s hotels generated $19.2 million of EBITDA for the quarter ended March 31, 2010 compared with $26.1 million for the same period of 2009. Hotel revenues declined 8.7 percent while hotel expenses were reduced by 4.2 percent. As a result, the hotel EBITDA margin was 16.3 percent for the quarter ended March 31, 2010, which is a decline of 395 basis points compared to the same period last year.

As of March 31, 2010, the Company had total outstanding debt of $635.6 million and the Company had no outstanding balance on its senior unsecured credit facility. Total debt to trailing 12 month Corporate EBITDA (as defined by our senior unsecured credit facility) equaled 3.8 times as of March 31, 2010. For the quarter, the Company’s weighted average interest rate was 5.1 percent. As of March 31, 2010, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.4 times and its fixed charge coverage ratio was 2.1 times. At the end of the quarter, the Company had $18.9 million of cash and cash equivalents on its balance sheet and an aggregate of $462.0 million available on its credit facilities.

First Quarter Highlights

On February 1, 2010, the Company retired, without penalty, $12.8 million of outstanding mortgage principal balance on the Le Montrose Suite Hotel with funds drawn from the senior unsecured credit facility.

On March 1, 2010, the Company acquired the Sofitel Washington, DC Lafayette Square for $95.0 million. The 237-room city-center hotel opened in 2002 and is located at the corner of 15th and H Streets in the heart of the central business district of downtown Washington, DC, two blocks from the White House. The property features 17 suites, the 70-seat iCi Urban Bistro, the 60-seat Le Bar lounge and 5,500 square feet of meeting space. The hotel is managed by Sofitel (Accor SA).

In March, the Company, in an underwritten public offering, sold a total of 6,152,500 common shares including the exercise of the underwriters’ overallotment option resulting in net proceeds of $109.1 million. The proceeds of the offering were used to reduce amounts outstanding under the Company’s credit facilities and for general corporate purposes.

On March 15, 2010, the Company announced a quarterly dividend of $0.01 per common share for the first quarter of 2010. The first quarter dividend was paid on April 15, 2010 to common shareholders of record on March 31, 2010.

Subsequent Events

On April 21, 2010, the Company entered into separate Equity Distribution Agreements (the “Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, the Company’s common shares of beneficial interest having an aggregate offering price of up to $150.0 million. The Company has no immediate plans to issue shares under the program.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, April 22, 2010 at 9:00 AM EDT. To participate in the conference call, please dial (800) 967-7184. Additionally, a live webcast of the Earnings Call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 32 upscale full-service hotels, totaling over 8,700 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, Dolce Hotels and Resorts, the Kimpton Hotel & Restaurant Group, LLC and Accor.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about lodging sector demand trends and hotel booking activities and the Company’s current intentions to issue securities pursuant to its equity distribution agreements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2010	2009
Revenues:
Hotel operating revenues:
Room	$73,985	$79,955
Food and beverage	35,034	36,414
Other operating department	9,240	10,075

Total hotel operating revenues	118,259	126,444
Other income	1,719	1,456

Total revenues	119,978	127,900

Expenses:
Hotel operating expenses:
Room	20,856	21,172
Food and beverage	26,087	26,464
Other direct	4,602	4,739
Other indirect	37,209	39,171

Total hotel operating expenses	88,754	91,546
Depreciation and amortization	27,388	27,559
Real estate taxes, personal property taxes and insurance	8,781	8,760
Ground rent	1,433	1,497
General and administrative	3,671	4,221
Acquisition transaction costs	1,455	—
Other expenses	1,125	614

Total operating expenses	132,607	134,197

Operating loss	(12,629)	(6,297)
Interest income	33	14
Interest expense	(8,776)	(9,860)

Loss before income tax benefit	(21,372)	(16,143)
Income tax benefit	2,195	3,941

Net loss	(19,177)	(12,202)

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	28	6
Noncontrolling interest of common units in Operating Partnership	—	17
Noncontrolling interest of preferred units in Operating Partnership	—	(367)

Net loss (income) attributable to noncontrolling interests	28	(344)

Net loss attributable to the Company	(19,149)	(12,546)
Distributions to preferred shareholders	(6,689)	(6,322)

Net loss attributable to common shareholders	$(25,838)	$(18,868)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2010	2009
Earnings per Common Share - Basic:
Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.40)	$(0.46)

Earnings per Common Share - Diluted:
Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.40)	$(0.46)

Weighted average number of common shares outstanding:
Basic	64,981,780	40,602,995
Diluted	64,981,780	40,602,995

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2010	2009
Net loss attributable to common shareholders	$(25,838)	$(18,868)
Depreciation	27,250	27,383
Amortization of deferred lease costs	97	100
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(28)	(6)
Noncontrolling interest of common units in Operating Partnership	—	(17)

FFO	$1,481	$8,592

Weighted average number of common shares and units outstanding:
Basic	64,981,780	40,672,995
Diluted	65,083,713	40,741,132

	For the three months ended March 31,
	2010	2009
Net loss attributable to common shareholders	$(25,838)	$(18,868)
Interest expense	8,776	9,860
Income tax benefit	(2,195)	(3,941)
Depreciation and amortization	27,388	27,559
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(28)	(6)
Noncontrolling interest of common units in Operating Partnership	—	(17)
Noncontrolling interest of preferred units in Operating Partnership	—	367
Distributions to preferred shareholders	6,689	6,322

EBITDA	$14,792	$21,276

Corporate expense	6,608	4,918
Interest and other income	(1,752)	(1,470)
Hotel level adjustments, net	(491)	1,362

Hotel EBITDA	$19,157	$26,086

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties for the three months ended March 31, 2010 and 2009. Hotel EBITDA includes adjustments made for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended March 31,
	2010	2009
Revenues
Room	$73,985	$82,062
Food and beverage	35,034	37,648
Other	8,653	9,209

Total hotel revenues	117,672	128,919

Expenses
Room	20,856	21,434
Food and beverage	26,087	26,867
Other direct	4,505	4,634
General and administrative	11,600	12,307
Sales and marketing	10,289	11,107
Management fees	3,294	3,875
Property operations and maintenance	5,793	5,774
Energy and utilities	5,459	5,689
Property taxes	7,891	8,238
Other fixed expenses	2,741	2,908

Total hotel expenses	98,515	102,833

Hotel EBITDA	$19,157	$26,086

Note:

This schedule includes the operating data for all properties for the three months ended March 31, 2010, including the Sofitel for the Company’s period of ownership. Sofitel is shown in 2009 for its comparative period of ownership in 2010.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended March 31,
	2010	2009
Total Portfolio
Occupancy	61.9%	61.0%
Increase/(Decrease)	1.4%
ADR	$154.96	$174.27
Increase/(Decrease)	(11.1)%
RevPAR	$95.86	$106.32
Increase/(Decrease)	(9.8)%

Note:

This schedule includes the operating data for all properties for the three months ended March 31, 2010, including the Sofitel for the Company's period of ownership. Sofitel is shown in 2009 for its comparative period of ownership in 2010.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2009	Second Quarter 2009	Third Quarter 2009	Fourth Quarter 2009	Full Year 2009
Occupancy	61.0%	75.1%	78.9%	65.1%	70.1%
ADR	$174.27	$181.61	$169.81	$173.96	$174.90
RevPAR	$106.32	$136.47	$134.03	$113.20	$122.63

Note:

This schedule includes historical operating data for the owned hotels open and operating as of December 31, 2009. Sofitel is shown in 2009 for its comparative period of ownership in 2010.